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                                                                     EXHIBIT 2.3

                         SUBSCRIPTION RIGHTS AGREEMENT

          SUBSCRIPTION RIGHTS AGREEMENT (the "Agreement"), dated as of , 1997, by and between WRT Energy Corporation, a Texas corporation (the "Company"),
and             (the "Disbursing Agent") acting on behalf of the Holders
(defined below).

                              W I T N E S S E T H:

          WHEREAS, on February 14, 1996, the Company filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court commencing the Chapter 11 Case (Case No. 96BK-50212);

          WHEREAS, since the commencement of the Chapter 11 Case, the Company has operated its business and held its assets and properties as a debtor-in-possession under Section 1107 of the Bankruptcy Code;

          WHEREAS, in order to emerge from bankruptcy, Debtor's and DLBW's [First] Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code (the "Plan") has been filed with the Bankruptcy Court;

          WHEREAS, certain creditors of the Company will possess claims on the Subscription Rights Record Date that are not secured by assets of the Company, such claims having been classified in the Plan as Allowed Claims in Class D-3 (the "Claims Holders") or as Disputed Claims within or potentially within Class D-3 (the "Disputed Claims Holders"; and together with the Claims Holders, the "Holders");

          WHEREAS, in connection with the execution and delivery of the Plan, the Company will issue up to [4,000,000] common stock purchase rights as hereinafter described (the "Subscription Rights") to purchase up to an aggregate of [4,000,000] shares of New WRT Subscription Common Stock to the
Claims Holders and up to [          ] common stock purchase rights as
hereinafter described (the "Disputed Subscription Rights") to purchase up to an
aggregate of [        ] shares of Disputed New WRT Subscription Common Stock to
the Disputed Claims Holders, as is fully set forth in Articles 18.2 and 29 of the Plan;

          WHEREAS, the Disbursing Agent has been approved by the Bankruptcy Court to receive on behalf of the Claims Holders the shares of New WRT Subscription Common Stock and on behalf of the Disputed Claims Holders the Disputed New WRT Subscription Common Stock and to disburse such shares to the Holders as provided for in the Plan;

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Subscription Rights, the Disputed Subscription Rights and the respective rights and obligations thereunder of the Company and the Holders, the parties hereto hereby agrees as follows:


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                                   SECTION 1

                                  DEFINITIONS

          All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

                                   SECTION 2

                 INITIAL ISSUANCE OF RIGHTS; TRANSFER OF RIGHTS

          2.1 Initial Issuance of Rights. On and after the Subscription Rights Record Date, the Subscription Rights and the Disputed Subscription Rights shall be issued or deemed issued to the Holders in accordance with
Article 29 of the Plan. On the Subscription Rights Record Date, the Company shall distribute to each Holder an election form (the "Subscription Rights Election Form") which form shall state, among other things, the number of Subscription Rights and/or Disputed Subscription Rights that such Holder is entitled to. The Subscription Rights and the Disputed Subscription Rights shall be evidenced, subject to the provisions of Section 3 hereof, by the registration of the Holders in the Subscription Rights Register (as defined in Section 3 hereof) and not by separate certificates.

          2.2 Transfer of Rights. The Subscription Rights and Disputed Subscription Rights registered in the names of the Holders shall not be transferable.

                                   SECTION 3

                             REGISTRATION OF RIGHTS

          The Subscription Rights and Disputed Subscription Rights issued to Holders shall be registered in a register (the "Subscription Rights Register") on the Subscription Rights Record Date. The Company and New WRT shall keep the Subscription Rights Register at its principal office in Houston, Texas. The Subscription Rights Register shall show the names and addresses of the Holders and the number of Subscription Rights and/or Disputed Subscription Rights held by each Holder. The Company and New WRT shall be entitled to treat the Holder of any Subscription Rights or Disputed Subscription Rights as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Subscription Rights or Disputed Subscription Rights on the part of any other person, notwithstanding any notice to the Company or New WRT to the contrary.




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                                   SECTION 4

          TERM OF RIGHTS; EXERCISE OF SUBSCRIPTION RIGHTS; EXERCISE OF DISPUTED SUBSCRIPTION RIGHTS; FAILURE TO PROPERLY EXERCISE;
                      DIVIDENDS; DE MINIMUS DISTRIBUTIONS

          4.1 Term of Subscription Rights. (a) Subject to the terms of this Agreement, each Holder shall have the right until the Subscription Rights Election Deadline to subscribe to purchase from the Company the number of fully paid and nonassessable shares of New WRT Subscription Common Stock and Disputed New WRT Subscription Common Stock representing such Holder's Interim Pro Rata Share (with any fractions being rounded down to the nearest whole number) upon surrender to the Disbursing Agent of (a) a duly completed and executed Subscription Rights Election Form which shall include (i) the name of the Holder, (ii) an election to exercise the right of purchase represented by the Subscription Rights and/or Disputed Subscription Rights, (iii) the number of shares of New WRT Subscription Common Stock and/or Disputed New WRT Subscription Common Stock to be purchased, (iv) the names, addresses and social security numbers of the individuals to receive the certificates of such shares and (v) the signature of the Holder (which signature shall be guaranteed by a bank or trust company located in the United States or a broker or dealer that is a member of a national securities exchange); and (b) payment of the Subscription Purchase Price and/or the Disputed Subscription Purchase Price to the Disbursing Agent in immediately available funds either by wire transfer to the Subscription Rights Reserve Account in accordance with the wire instructions set forth on the Subscription Rights Election Form or by certified or bank check made payable in accordance with the instructions set forth on the Subscription Rights Election Form.

          (b) In order for any exercise of rights to be considered, the Subscription Rights Election Form and the Subscription Purchase Price and/or the Disputed Subscription Purchase Price must be received by the Disbursing Agent on or before the Subscription Rights Election Deadline. To the extent that the Subscription Rights Election Form or the Subscription Purchase Price and/or the Disputed Subscription Purchase Price for any Holder is received after the Subscription Rights Election Deadline, such Holder shall be deemed to have not exercised its Subscription Rights and/or Disputed Subscription Rights and the Disbursing Agent shall promptly return to the applicable Holders any Subscription Purchase Price and/or any Disputed Subscription Purchase Price received on behalf of such Holders.

          4.2 Exercise of Subscription Rights. Subject to Section 5 hereof, after such delivery of the Subscription Rights Election Form exercising the Subscription Rights and payment of the Subscription Purchase Price to the Disbursing Agent as aforesaid, New WRT shall issue and the Disbursing Agent shall cause to be delivered as soon as practicable on or after the Effective Date, but in no event more than ten (10) Business Days after the Effective Date, to the address(es) and in such name(s) as the Claims Holder shall have designated in the applicable Subscription Rights Election Form, a certificate or certificates for the number of full shares of New WRT Subscription Common Stock so purchased upon the exercise of such Subscription Rights. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of New WRT Subscription Common Stock as of the Effective Date. [The rights of purchase represented by the Subscription Rights shall be


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exercisable, at the election of the Claims Holders thereof, either is full or from time to time in part, but in no event after the Subscription Rights Election Deadline].

          4.3   Exercise of Disputed Subscription Rights.  (a)  Subject to
Section 5 hereof, after such delivery of the Subscription Rights Election Form exercising the Disputed Subscription Rights and payment of the Disputed Subscription Purchase Price to the Disbursing Agent as aforesaid, New WRT shall issue and the Disbursing Agent shall cause to be delivered as soon as practicable on or after such time (a "Determination Date") as all or any portion of an Exercised Disputed Claim becomes an Allowed Claim (an "Allowed Disputed Claim"), but in no event more than ten (10) Business Days after such Determination Date, (i) to the address(es) and in such name(s) as the Disputed Claims Holder shall have designated in the Subscription Rights Election Form, a certificate or certificates for the number of full shares (with any fractions being rounded down to the nearest whole number) of Disputed New WRT Subscription Common Stock that equals the number of shares so purchased upon the exercise of the Disputed Subscription Rights that have become an Allowed Disputed Claim, and (ii) to DLBW, the Disputed Subscription Purchase Price for the Disputed New WRT Subscription Common Stock so delivered to the Holder.
Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Disputed New WRT Subscription Common Stock as of the Determination Date. [The rights of purchase represented by the Disputed Subscription Rights shall be exercisable, at the election of the Disputed Claims Holders thereof, either is full or from time to time in part, but in no event after the Subscription Rights Election Deadline].

          (b) Subject to Section 5 hereof, after such delivery of the Subscription Rights Election Form exercising the Disputed Subscription Rights and payment of the Disputed Subscription Purchase Price to the Disbursing Agent as aforesaid, New WRT shall issue and the Disbursing Agent shall cause to be delivered as soon as practicable on or after any time (a "Denial Date") as all or any portion of an Exercised Disputed Claim is determined not to be an Allowed Claim (a "Denied Disputed Claim"), but in no event more than ten (10) Business Days after such Denial Date, (i) to the address(es) and in such name(s) as DLBW shall have designated, a certificate or certificates for the number of full shares (with any fractions being rounded down to the nearest whole number) of Disputed New WRT Subscription Common Stock that equals the number of shares that the Disputed Claims Holder elected to purchase upon the exercise of the Disputed Subscription Rights that have become a Denied Disputed Claim and (ii) to the applicable Disputed Claims Holder, the Disputed Subscription Purchase Price for the Disputed New WRT Subscription Common Stock so delivered to DLBW. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Disputed New WRT Subscription Common Stock as of the Denial Date.

          4.4 Failure to Properly Exercise. (a) If any Holder exercising Subscription Rights or Disputed Subscription Rights does not indicate on the Subscription Rights Election Form the number of Subscription Rights and/or


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Disputed Subscription Rights being exercised, or does not forward full payment of the aggregate Subscription Purchase Price and/or Disputed Subscription Purchase Price for the number of Subscription Rights and/or Disputed Subscription Rights that the Holder indicates are being exercised, then the Holder shall be deemed to have exercised the Subscription Rights and/or Disputed Subscription Rights with respect to the maximum number of Subscription Rights and/or Disputed Subscription Rights that may be exercised for the aggregate Subscription Purchase Price and/or Disputed Subscription Purchase Price delivered by the Holder.

          (b) To the extent that the aggregate payment delivered by the Holder exceeds the appropriate Subscription Purchase Price and Disputed Subscription Purchase Price, such excess payment shall be returned promptly to the Holder.

          (c) If any Holder is exercising both Subscription Rights and Disputed Subscription Rights, then the payment received shall first be applied to the exercise of Subscription Rights and to the extent that the payment exceeds the Subscription Purchase Price, the excess shall then be applied to the exercise of Disputed Subscription Rights.

          4.5 Dividends. All dividends or distributions on account of shares of Disputed New WRT Subscription Common Stock shall be held in trust by the Disbursing Agent and shall be distributed along with the applicable shares of Disputed New WRT Subscription Common Stock.

          4.6 De Minimus Distributions. No Holder whose Interim Pro Rata Share of the Subscription Rights and/or Disputed Subscription Rights would entitle such Holder to purchase fewer than five (5) shares of New WRT Subscription Common Stock and Disputed New WRT Subscription Common Stock shall be entitled to receive any Subscription Rights and/or Disputed Subscription Rights pursuant to this Agreement or the Plan.

                                   SECTION 5

                                PAYMENT OF TAXES

          The Company and New WRT shall pay all documentary stamp taxes, if any, attributable to the initial issuance of shares of New WRT Subscription Common Stock issuable upon the exercise of Subscription Rights and the initial issuance of shares of Disputed New WRT Subscription Common Stock issuable upon the exercise of Disputed Subscription Rights to the Holders; provided, however, that the Company and New WRT shall not be required to pay, and the Holders shall pay, any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of New WRT Subscription Common Stock and/or Disputed New WRT Subscription Common Stock in a name other than that of the registered Holder of the Subscription Rights and/or Disputed Subscription Rights that were exercised.


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                                   SECTION 6

                   ISSUANCE OF NEW WRT SUBSCRIPTION COMMON STOCK AND DISPUTED
                      NEW WRT SUBSCRIPTION COMMON STOCK

          6.1 Issuance of New WRT Subscription Common Stock. On the Effective Date, New WRT shall issue out of its authorized common stock [4,000,000] shares of New WRT Subscription Common Stock. Such shares shall be delivered to the Disbursing Agent for distribution as provided in Section 4.2 hereof and in Article 29 of the Plan.

          6.2 Issuance of Disputed New WRT Subscription Common Stock. On any applicable Determination Date or Denial Date, New WRT shall issue out of its authorized common stock shares of Disputed New WRT Subscription Common Stock equal to the number of shares represented by an Allowed Disputed Claim or a Denied Disputed Claim on such date. Such shares shall be delivered to the Disbursing Agent for distribution as provided in Section 4.3 hereof and in
Article 29 of the Plan.

          6.3 Issuance of New WRT Common Stock By Transfer Agent. The Disbursing Agent is hereby irrevocably authorized to requisition from time to time from New WRT and the transfer agent for the New WRT Subscription Common Stock and the Disputed New WRT Subscription Common Stock (the "Transfer Agent") stock certificates in the name of the Holders receiving such shares upon the exercise of the Subscription Rights and/or the Disputed Subscription Rights in accordance with the terms of this Agreement.

                                   SECTION 7

     RESERVATION OF SHARES OF DISPUTED NEW WRT SUBSCRIPTION COMMON STOCK

          On the Effective Date and at all times until all outstanding Disputed Subscription Rights shall either have become an Allowed Disputed Claim or a Denied Disputed Claim (the "Final Determination Date"), New WRT shall reserve out of its authorized New WRT Common Stock a number of shares sufficient to provide for the exercise of the right of purchase represented by the outstanding Disputed Subscription Rights. The Transfer Agent and every subsequent transfer agent for any shares of New WRT's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. New WRT will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of New WRT's capital stock issuable upon the exercise of the rights of purchase represented by the Disputed Subscription Rights. Promptly after the Final Determination Date, New WRT shall certify to the Transfer Agent that all Disputed New WRT Subscription Common Stock has been distributed by the Disbursing Agent and thereafter no shares shall be subject to reservation in respect of such Disputed Subscription Rights.



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                                   SECTION 8

                           NO RIGHTS AS STOCKHOLDERS

          Nothing contained in this Agreement or in any of the Subscription Rights or Disputed Subscription Rights shall be construed as conferring upon the Holders the right to vote or to receive dividends or to consent to or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or New WRT or any other matter, or any rights whatsoever as stockholders of the Company or New WRT.

                                   SECTION 9

                         INSPECTION OF RIGHTS AGREEMENT

          The Company shall keep copies of this Agreement, any notices given or received hereunder and any other documents related hereto and required to be held by the Company available for inspection by the Holders during normal business hours at its principal office in Houston, Texas.

                                   SECTION 10

                               METHOD OF DELIVERY

          The method of delivery of the Subscription Rights Election Form and the payment of the Subscription Purchase Price and/or the Disputed Subscription Price to the Disbursing Agent are at the election and risk of the Holders. Holders are urged to allow a sufficient amount of time to ensure delivery of the Subscription Rights Election Form and the Subscription Purchase Price and/or the Disputed Subscription Price to the Disbursing Agent.

                                   SECTION 11

                    FAILURE OF EFFECTIVE DATE TO OCCUR

          On and after the Subscription Rights Election Deadline, if the Company or New WRT determines in its sole discretion that it is unlikely that there will be an Effective Date under the Plan, then the Company or New WRT shall instruct the Disbursing Agent to return the Subscription Purchase Price and/or the Disputed Subscription Purchase Price to the Holders.

                                   SECTION 12

                                    INTEREST

          No interest shall accrue and be payable hereunder at any time with respect to funds delivered in payment of the Subscription Purchase Price and the Disputed Subscription Purchase Price.



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                                SECTION 13

                             VALIDITY OF EXERCISES

          All questions concerning the timeliness, validity, form and eligibility of any exercise of Subscription Rights and Disputed Subscription Rights will be determined by the Company or New WRT, in its sole discretion, whose determination shall be final and binding. The Company and New WRT reserve the absolute right to reject any subscription if such subscription is not in proper form or if the acceptance thereof or the issuance of New WRT Subscription Common Stock or Disputed New WRT Subscription Common Stock pursuant thereto could, in the opinion of the Company's or New WRT's counsel, be deemed unlawful. The Company also reserves the right to waive any defect with regard to any particular subscription or to reject any purported subscription by reason of any defect or irregularity in such exercise. Neither the Company, New WRT nor the Disbursing Agent shall be under any duty to give notification of any defects or irregularities in subscriptions, nor shall any of them incur any liability for failure to give such notification.

                                   SECTION 14

                                 NO REVOCATION

          After any Holder has exercised any Subscription Right and/or any Disputed Subscription Right, such exercise may not be revoked by such Holder.

                                SECTION 15

                                 NOTICES

          Any notice, demand, claim or other communications under this Agreement shall be in writing and shall be deemed to have been given upon personal delivery thereof, or upon receipt thereof if sent by registered mail, return receipt requested, postage prepaid, or upon confirmation of delivery thereof by courier service, if sent by recognized overnight courier service, to the respective address of the parties set forth below (or such other address as a party may specify by notice given as herein provided):

          (a)  If to the Company or New WRT, to:

          WRT Energy Corporation
          5718 Westheimer, Suite 1201
          Houston, Texas  77057
          Attention:  Mr. Raymond P. Landry

          Copies to:

          Sheinfeld, Maley, & Kay, P.C.
          1001 Fannin Street, Suite 3700
          Houston, Texas  77002-6797
          Attention:  Joel P. Kay, Esq.

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          and

          Schulte Roth & Zabel LLP
          900 Third Avenue
          New York, New York  10022
          Attention:  Jeffrey S. Sabin, Esq.

          (b)  If to the Disbursing Agent, to:

          ______________________

          ______________________

          ______________________
          Attention: ___________

         (c)  If to any Holder, to:

          The address of such Holder as
          reflected in the Rights Register.

                                   SECTION 16

                        SUPPLEMENTS AND AMENDMENTS

          The Company may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein or to make any other provisions with regard to matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect the interests of the Holders.

                                SECTION 17

                                SUCCESSORS

          This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including, without limitation, any trustee of the Company and New WRT) and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

                               SECTION 18

                             APPLICABLE LAW

          Except to the extent inconsistent with the Bankruptcy Code, this Agreement and the legal relations between the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the provisions, principles or policies thereof respecting conflict or choice of laws.


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                                   SECTION 19

                           BENEFITS OF THIS AGREEMENT

          Nothing in this Agreement shall be construed to give any person or corporation other than the Company, New WRT and the Holders any legal or equitable right, remedy or claim under the Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, New WRT, the Holders and their respective successors and assigns hereunder.

                                   SECTION 20

                                  COUNTERPARTS

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                                   SECTION 21

                                    CAPTIONS

          The captions of the Sections and Subsections of this Agreement have been inserted for convenience only and shall not affect the interpretation hereof.

                                   SECTION 22

                                  SEVERABILITY

          In the event any term, provision, covenant or restriction of this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Company and the Holders that they would have executed the remaining terms, provisions, covenants and restrictions of this Agreement without including any of such provisions that may be hereafter declared invalid, illegal, void or unenforceable.




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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                     WRT ENERGY CORPORATION



                                     By:
                                        --------------------------------------
                                          Name:
                                          Title:



                                                        , as Disbursing
                                      ------------------
                                      Agent



                                     By:
                                        --------------------------------------
                                          Name:
                                          Title:



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